EXHIBIT 3.5

                           CERTIFICATE OF ELIMINATION
                                       OF
                            SERIES D PREFERRED STOCK,
                           SERIES E-1 PREFERRED STOCK
                                       AND
                           SERIES E-2 PREFERRED STOCK
                                       OF
                                   CADIZ INC.

                       (PURSUANT TO SECTION 151(G) OF THE
                        DELAWARE GENERAL CORPORATION LAW)

         Cadiz Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation") does hereby certify that the following resolutions respecting the Corporation's Series D Preferred Stock, Series E-1 Preferred Stock and Series E-2 Preferred Stock were duly adopted by the Corporation's Board of Directors:

                  WHEREAS, no shares of the Corporation's Series D Preferred Stock are outstanding and no shares of Series D Preferred Stock will be issued subject to the certificate of designations previously filed with respect to the Series D Preferred Stock; and

                  WHEREAS, no shares of the Series E-1 Preferred Stock are outstanding and no shares of Series E-1 Preferred Stock will be issued subject to the certificate of designations previously filed with respect to the Series E-1 Preferred Stock; and

                  WHEREAS, no shares of the Corporation's Series E-2 Preferred Stock are outstanding and no shares of Series E-2 Preferred Stock will be issued subject to the certificate of designations previously filed with respect to the Series E-2 Preferred Stock.

                  NOW, THEREFORE, IT IS HEREBY RESOLVED, that the officers of the Corporation be, and each of them is hereby, authorized, empowered and directed to cause a certificate of elimination with respect to the Corporation's Series D Preferred Stock, Series E-1 Preferred Stock and Series E-2 Preferred Stock to be executed and filed with the Secretary of the State of Delaware pursuant to Section 151(g) of the Delaware General Corporation Law in order to eliminate from the Corporation's certificate of incorporation all matters set forth in the certificate of designations with respect to each of the Series D Preferred Stock, the Series E-1 Preferred Stock, and the Series E-2 Preferred Stock, respectively.


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         IN WITNESS  WHEREOF,  the Corporation has caused this Certificate to be signed by its duly authorized officer this 15th day of December, 2003.

                                   CADIZ INC.



                                   By:   /s/Jennifer Hainkes Painter
                                        -----------------------------------
                                         Secretary